SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

               Date of Report: (Date of earliest event reported):
               September 6, 2001 (August 31, 2001)


                                  FRED'S, INC.
             (Exact name of registrant as specified in its charter)

Tennessee                                00-19288                     62-0634010
         -----------------------------------------------------------------------
(State  or  other  jurisdiction)  (Commission  file  number)   (IRS employer of
                                              incorporation) identification No.)


                 4300 New Getwell Road, Memphis, Tennessee 38118
               (Address of principal executive offices) (Zip code)


       Registrant's telephone number, including area code: (901) 365-8880




Item 5.  Other Events.

1. On September 6, 2001, Fred's reported sales for the four-week and seven-week periods ended September 1, 2001. Fred's Retail sales rose 17% for the month and total sales increased 16% to $65.8 million compared with $56.9 million in the year-earlier period. On a comparable store basis, August sales increased 7.8% versus last year. For the first seven months of fiscal 2001, retail sales by Company stores rose 18%. Total sales for the year to date increased 17% to $483.8 million versus $414.3 million in the same period last year. Comparable store sales for the year-to-date period in 2001 increased 8.5% over the year-earlier level.

     Fred's Inc. operates 374 discount general merchandise stores, including 27 franchised Fred's stores in the southeastern United States.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  Financial Statements.

          Not applicable.

     (b)  Pro Forma Financial Information.

          Not applicable.

     (c)  Exhibits.


Exhibit No.       Description
-----------       -----------
     99.2 Press Release dated September 6, 2001, announcing the report of Fred's sales for the four-week and seven-month sales ended September 1, 2001.


                                    SIGNATURE
                                    ---------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   September 6, 2001

                                            FRED'S, INC.

                                            By:  /s/ Michael J. Hayes
                                            -------------------------
                                            Michael J. Hayes, Chairman and Chief
                                            Executive Officer
Exhibit Index


Exhibit
Number             Description
------             -----------
99.1               Press release issued by Fred's, Inc. dated September 6, 2001.